EXHIBIT 10.9
Jim Pakulis
SearchCore, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA 92660

August 1, 2012

Jim,

Please accept my resignation as an employee of SearchCore, Inc., and any affiliated companies, effective immediately.

Respectfully,

/s/ Justin Hartfield

Justin Hartfield